EXHIBIT 32.1(1)

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO (18 U.S.C. SECTION 1350)

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Quarterly Report of ActivIdentity Corporation on Form 10-Q for quarterly period ended June 30, 2010 as filed with the Securities and Exchange Commission (Report), for the purpose of complying with Rule 13a—14(b) or Rule 15d—14(b) of the Securities Exchange Act of 1934 (Exchange Act) and section 1350 of chapter 63 of Title 18 of the United States Code.

Grant Evans, Chief Executive Officer, and Jacques Kerrest, Chief Financial Officer of the Company, each certifies pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. The information contained in the Report fairly presents in all material respects, the financial condition and results of operations of ActivIdentity Corporation.

/s/ GRANT EVANS
Grant Evans
Chief Executive Officer

August 6, 2010

/s/ JACQUES KERREST
Jacques Kerrest
Chief Financial Officer

August 6, 2010

A signed original of this written statement as required by Section 906 has been provided to ActivIdentity Corporation and will be retained by ActivIdentity Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

(1)          The material contained in this Exhibit 32.1 is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.